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                                                                   Exhibit 23(a)
[Deloitte &  Touche LLP letterhead]



INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-59405 of PP&L Resources, Inc. on Form S-3 of our report dated February 3, 1995, appearing in the Annual Report on Form 10-K of Pennsylvania Power & Light Company for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in such Amendment.



/s/ Deloitte & Touche LLP

December 21, 1995